Exhibit 99.1

NEWS RELEASE

CONVERGYS CORPORATION EARNS $0.29

ON SLIGHTLY HIGHER SEQUENTIAL REVENUE

IN THE SECOND QUARTER:

•	Revenues were up slightly sequentially and decreased 2 percent to $563.2 million versus one year ago.

•	Operating income was up 4 percent sequentially but decreased to $71.0 million versus $94.5 million one year ago.

•	GAAP net income decreased to $42.8 million or $0.29 per diluted share versus $59.1 million or $0.35 in 2002.

(Cincinnati; July 22, 2003) — Convergys Corporation (NYSE: CVG), the global leader in integrated billing, employee care, and customer care services, announced today its financial results for the second quarter of 2003.

Total revenues were $563.2 million compared to $572.7 million reported in the second quarter of 2002. Compared to $560.4 million in the first quarter of 2003, revenues were up slightly sequentially. Operating income decreased 25 percent to $71.0 million from $94.5 million as operating margin dropped to 12.6 percent from 16.5 percent in the prior year. Convergys’ cellular partnership investment generated a pre-tax loss of $1.3 million versus pre-tax earnings of $3 million in the second quarter of 2002. Net income for the quarter was $42.8 million or $0.29 per diluted share versus $59.1 million or $0.35 per diluted share in the second quarter of 2002. Average diluted shares outstanding decreased by 22.4 million shares to 148.5 million. Convergys repurchased approximately 8.5 million shares during the quarter.

For the six months that ended on June 30, 2003, revenues of $1.12 billion were 3 percent lower compared to the prior year. Operating income decreased to $139.5 million versus $193.0 million. Including the first quarter 2003 equity loss of $9.9 million resulting from a legal settlement by the cellular partnership, the company’s cellular partnership generated a pre-tax loss of $11.2 million compared to pre-tax earnings of $3.9 million in the first six months of 2002. GAAP net income was $77.7 or $0.51 per diluted share versus $118.7 or $0.69 per diluted share in the prior year. Excluding the loss resulting from the cellular partnership settlement, Convergys’ pro forma diluted EPS decreased to $0.55. Average diluted shares outstanding decreased by 19.3 million shares to 152.4 million. Convergys repurchased approximately 13.4 million shares during the first six months of 2003.

“The second quarter reflected a continuation of challenging business trends for our Information Management Group in North America. The tight business controls over operating expenses and capital expenditures imposed by many communication companies are continuing while they delay decisions on new billing systems or postpone customization work for their current systems,” said Jim Orr, Chairman, President, and CEO of Convergys. “However, revenue growth in our Customer Management, Employee Care, and International Information Management businesses is partially helping to offset these challenging conditions. In these segments we continue to grow with many of our current clients and we are in various stages of implementation for two significant BPO contracts –the United States Postal Service and the State of Florida.”

Second Quarter 2003 Highlights

Contracts/Expansions/Acquisitions

In a major international expansion for our Employee Care business, Convergys announced it acquired Avaya’s global employee service operations serving EMEA (Europe, Middle East, Africa) and Asia Pacific. In addition, Avaya signed a multi-year contract extension under which Convergys is providing expanded human resources support services to Avaya’s more than 17,000 employees located in approximately 50 countries throughout EMEA, Asia Pacific, CALA (Caribbean and Latin America), and Canada.

Continuing the expansion of its offshore customer management capacity, Convergys announced that it would open a second large integrated contact center in India and two such facilities in the Philippines. When these three new contact centers are fully developed within the next 12 months, Convergys’ offshore customer care facilities will provide nearly 4,000 additional seats and employ more than 7,000 trained professional agents.

Convergys announced that Comcast (NASDAQ: CMCSA), the leading cable and broadband communications provider in the United States, has signed a multi-year customer care agreement for its High-Speed Internet and Digital Phone operations.

In addition, Triton PCS (NYSE: TPC), a leading provider of wireless communication services in the southeastern United States, signed a three-year customer care contract renewal.

Convergys also announced that it has deployed the latest version of its WIZARD [r] software for Israeli multichannel, satellite operator, YES.

Honors

For the third consecutive year, Fortune magazine named Convergys as one of “America’s Most Admired” companies. The honor is based on eight key attributes of reputation: Innovation, financial soundness, employee talent, use of corporate assets, long-term investment value, social responsibility, quality of management and quality of products and services.

Convergys also received the “Call Center of the Year” Award from Call Center. The publication’s editorial staff recognized Convergys for the success of its India-based operations and the attention given to national cultural practices and its overall investment in and use of technology, ability to meet or exceed sales and services goals, effectively train and evaluate agents, provide a good work environment, and deliver continuous productivity improvements.

Convergys won the Billing World Excellence Award for “Best Integration Project” for implementation of its ICOMS convergent voice, video, and data services billing product at one of its large cable clients.

Technology

Convergys announced Infinys [tm], a fully convergent billing and customer management solution for wireline communications companies enabling them to automate and integrate their order fulfillment, customer service management, and billing functions across multiple product and service offerings. Convergys’ Infinys solution features a customer-focused, service management approach, enabling providers to automate and integrate their product, customer, fulfillment, and revenue management functions across multiple products. At the base of the Infinys solution is the integration of Cygent [r], Convergys’ automated order management module, and Geneva [tm], the award winning convergent rating and billing module.

Convergys also announced an enhanced, end-to-end Advanced Technical Support Program that brings together existing Convergys customer management services and expertise into a complete outsourced solution designed specifically to address the unique technical support needs of advanced technology companies.

Convergys joined with BenchmarkPortal to announce the availability of the industry’s first benchmark to measure customer experience. The Customer Experience Benchmark (CEB) offers a universal standard to measure and benchmark caller satisfaction for contact centers.

July 2003 Highlights to Date

Convergys announced its first contract in the People’s Republic of China. Convergys is licensing its Activation Manager to China Unicom Guangdong, a provincial operator of China Unicom Ltd. (NYSE: CHU), the second-largest wireless carrier in China, and one of the largest wireless carriers in the world.

Convergys announced a customer care agreement with Yahoo! Inc., a leading global Internet company. Convergys will manage general inquiries and billing-related questions for many of Yahoo!’s premium products and services. Yahoo! serves businesses and consumers worldwide with 25 world properties and is available in 13 languages.

Convergys announced a three-year contract with Rite Aid (NYSE: RAD) to provide automated, speech-enabled store locator service and to access the Convergys-designed advanced speech recognition (ASR) system. One of the largest drug store chains in the United States, Rite Aid operates more than 3,400 locations in 28 states and the District of Columbia.

In the honors category, Convergys announced it was named the No. 1 provider of global inbound teleservices by Customer Inter@ction Solutions for the third consecutive year. Convergys also ranked as the No. 1 U.S. domestic inbound teleservices agency for the sixth consecutive time since 1998.

Orr continued, “The current difficult economic environment is likely to continue to pressure our results through the remainder of 2003; however, I continue to be confident in Convergys’ long-term prospects for growth. We have a strong balance sheet, a business model that generates significant cash, and we have a strong management team focused on well-defined, strategic initiatives that are expanding our leading position in the marketplace. We continue to advance our technological leadership through investment in research and development. The markets we serve in all of our businesses are very large and I believe demand for our world class technology and outsourcing capabilities will accelerate when the economy and the telecommunication industry recover.”

Operating Performance by Segment

Information Management Group (IMG)

Excluding intercompany sales, second quarter 2003 IMG revenues decreased 15 percent to $194.6 million, from $229.2 million in the same period last year. Compared to the first quarter of 2003, IMG revenues decreased by only 1 percent. Data processing revenues decreased 20 percent to $111.7 million from $139.1 million, representing an 8 percent year-over-year decrease in wireless subscribers processed, and lower average per-wireless-subscriber processing rates, partially offset by an increase in cable data processing revenues. The decrease in wireless subscribers resulted from conversions off Convergys systems during the third quarter of 2002 and the second quarter of 2003, partially offset by slight subscriber growth among Convergys’ other wireless clients.

Professional and consulting revenues decreased 47 percent to $26.6 million from $50.5 million reflecting a reduction in system enhancement requests and implementations of new systems from Convergys’ wireless and cable clients as communications companies continued their constraints on IT spending. License and other revenues increased slightly to $15.4 million from $12.5 million reflecting the expanded relationships with several cable clients. In addition, international revenues increased 51 percent to $40.9 reflecting growth in license and professional and consulting revenues generated from the company’s European and Middle Eastern operations and combined revenue growth of approximately $10 million resulting from both the July, 2002, acquisition of TelesensKSCL and Convergys’ expansion in the Asia Pacific and Latin American markets.

Second quarter operating income for IMG decreased 42 percent to $29.1 million from $50.4 million. Operating margin was 15.0 percent compared with 22.0 percent from the second quarter of last year reflecting lower revenues, higher medical and pension benefit costs, and IMG’s further international expansion. This was partially offset by savings realized through the restructuring Convergys began in the fourth quarter of 2002. Compared to the first quarter of 2003, second quarter operating income for IMG increased 3 percent as operating margin increased to 15.0 percent compared with 14.3 percent.

Customer Management Group

CMG revenues were $368.6 million, a 7 percent increase compared to $343.5 million in the second quarter of 2002, primarily reflecting increased levels of business with many of Convergys’ top 20 clients including several clients in the financial services sector as well as revenues resulting from customer care services provided to the United States Postal Service and employee care services provided to the State of Florida.

CMG’s second quarter operating income declined 4 percent to $43.8 million compared to $45.7 million in the prior year. CMG reported an 11.9 percent operating margin in the second quarter of 2003, down from the 13.3 percent reported in the second quarter of 2002. The decline reflects increases in wage, medical, and pension benefit costs, and increased investment in the Employee Care business, partially offset by the increase in revenues.

Business Outlook

The following forward looking-statements reflect Convergys Corporation’s expectations as of July 22, 2003. Given the various risk factors discussed below, actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

2003 Financial Guidance

For the full year of 2003, IMG revenue could decline by 10 to 15 percent from 2002 levels, and IMG operating margin could be approximately 15 percent.

IMG third quarter revenue could remain relatively flat from second quarter levels.

For the full year of 2003, CMG revenue could increase 6 to 11 percent from the 2002 level, and CMG operating margin could be from 11 to 13 percent.

CMG third quarter revenue could increase moderately from the second quarter.

We expect third quarter EPS to be in the range of $0.28 to $0.31. Including the cellular partnership settlement in the first quarter, for the full year of 2003 we expect EPS to be in the range of $1.05 to $1.20.

ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG), a member of the S&P 500 and the Forbes’ Platinum 400, is the global leader in integrated billing, employee care, and customer care services provided through outsourcing or licensing. We serve top companies in telecommunications, Internet, cable and broadband services, technology, financial services, and other industries in more than 40 countries. We also provide integrated, outsourced, human resource services to leading companies across a broad range of industries.

We bring together world-class resources, software, and expertise to help create valuable relationships between our clients and their customers and their employees. This commitment is validated by the more than 1.5 million individual bills our software produces each day to support more than 120 million subscribers, and by the more than 1.7 million separate customer and employee contacts we manage each day, both live and via electronic interaction.

Convergys[r] employs more than 48,000 people in 48 customer contact centers and in our data centers and other offices in the United States, Canada, Latin America, Europe, the Middle East, and Asia. Convergys is on the net at www.convergys.com, and has world headquarters in Cincinnati.

(Infinys and Geneva are trademarks and Convergys, Cygent, WIZARD, and the Convergys logo are registered trademarks of Convergys Corporation.)

NON-GAAP MEASURES:

This news release contains non-GAAP financial measures, including pro forma net income and pro forma diluted earnings per share, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

CONFERENCE CALL NOTE:

Convergys will host a one-hour conference call on Wednesday, July 23, at 10:00 AM, EDT, to discuss the company’s second quarter results. It will feature Jim Orr, Chairman, President, & CEO, and Steve Rolls, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com.

In addition to the non-GAAP financial measures contained in this news release, during this conference call Convergys will disclose free cash flow, which is a non-GAAP financial measure defined as cash flows from operations less the change in the balance of the accounts receivable securitization and capital expenditures. A reconciliation of free cash flow is available at www.convergys.com in the section “Invest in Convergys.”

“SAFE HARBOR” NOTE:

Information included in this news release may contain forward-looking statements that involve potential risks for Convergys Corporation. The future results of Convergys could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, or completing or implementing an acquisition, potential terrorist activities and the United States’ response thereto, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2002, filed with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein.

Investor Contacts:

Steve Rolls, Chief Financial Officer, +1 513 723 3440 or +1 888 284 9900

Taylor Greenwald, Director of Investor Relations, +1 513 723 3961 or +1 888 284 9900

or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate PR

+1 513 723 3333 or +1 888 284 9900 or john.pratt@convergys.com

International FreeFone, access AT&T, then 1 888 284 9900

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CONVERGYS CORPORATION

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	Second Quarter
			Change
	2003	2002	Amount	%
Revenues:
– Information Mgmt. Grp.	$195.7	$231.8	$(36.1)	(16)
– Customer Mgmt. Group	368.6	343.5	25.1	7
– Eliminations	(1.1)	(2.6)	1.5	(58)

— Total	$563.2	$572.7	$(9.5)	(2)
Operating Income:
– Information Mgmt. Grp.	$29.1	$50.4	$(21.3)	(42)
– Customer Mgmt. Group	43.8	45.7	(1.9)	(4)
– Corporate & Other	(1.9)	(1.6)	(0.3)	19

— Total	$71.0	$94.5	$(23.5)	(25)
Net Income	$42.8	$59.1	$(16.3)	(28)
Earnings Per Common Share
– Basic	$0.29	$0.35	$(0.06)	(17)
– Diluted	$0.29	$0.35	$(0.06)	(17)
Weighted Average Common Shares Outstanding
– Basic	145.3	167.3	(22.0)	(13)
– Diluted	148.5	170.9	(22.4)	(13)

	Six Months
			Change
	2003	2002	Amount	%
Revenues:
– Information Mgmt. Grp.	$393.5	$468.0	$(74.5)	(16)
– Customer Mgmt. Group	732.3	697.7	34.6	5
– Eliminations	(2.2)	(5.5)	3.3	(60)

— Total	$1,123.6	$1,160.2	$(36.6)	(3)
Operating Income:
– Information Mgmt. Grp.	$57.3	$106.8	$(49.5)	(46)
– Customer Mgmt. Group	86.8	89.7	(2.9)	(3)
– Corporate & Other	(4.6)	(3.5)	(1.1)	31

— Total	$139.5	$193.0	$(53.5)	(28)
Net Income	$77.7	$118.7	$(41.0)	(35)
Earnings Per Common Share
– Basic	$0.52	$0.71	$(0.19)	(27)
– Diluted	$0.51	$0.69	$(0.18)	(26)
Weighted Average Common Shares Outstanding
– Basic	149.6	167.7	(18.1)	(11)
– Diluted	152.4	171.7	(19.3)	(11)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2003.

Convergys Corporation

Consolidated Statements of Income

In Millions Except Per Share Amounts

(Unaudited)

	For the Three Mo.s Ended June 30,		%	For the Six Mo.s Ended June 30,		%
	2003	2002	Chg.	2003	2002	Chg.
Revenues:
Information Mgmt. Grp.
Data Processing	$111.7	$139.1	(20)	$230.6	$273.0	(16)
Prof. & Consulting	26.6	50.5	(47)	53.4	103.6	(48)
License & Other	15.4	12.5	23	29.0	25.3	15
International	40.9	27.1	51	78.3	60.6	29

External Revenues	194.6	229.2	(15)	391.3	462.5	(15)
Interco. Svcs. for CMG	1.1	2.6	(58)	2.2	5.5	(60)

Total IMG Revenues	195.7	231.8	(16)	393.5	468.0	(16)
Customer Management Grp.
Communications	226.5	224.4	1	456.4	455.9	—
Technology	47.9	50.0	(4)	102.0	104.0	(2)
Financial Services	34.8	22.7	53	65.8	42.6	54
Other	59.4	46.4	28	108.1	95.2	14

Total CMG Revenues	368.6	343.5	7	732.3	697.7	5
Eliminations & Other	(1.1)	(2.6)	(58)	(2.2)	(5.5)	(60)

Total Revenues	563.2	572.7	(2)	1,123.6	1,160.2	(3)
Costs & Expenses:
Cost of Providing Services & Products	322.6	315.0	2	646.2	641.0	1
Selling, General & Admin.	115.0	99.8	15	228.4	202.9	13
Research & Development	23.5	29.2	(20)	46.7	55.4	(16)
Depreciation	27.2	30.6	(11)	55.2	60.8	(9)
Amortization	3.9	3.6	8	7.6	7.1	7

Total Costs & Expenses	492.2	478.2	3	984.1	967.2	2
Operating Income	71.0	94.5	(25)	139.5	193.0	(28)
Equity in Earnings of Cellular Partnership	(1.3)	3.0	—	(11.2)	3.9	—
Other Income (Exp.), Net	(0.3)	0.2	—	(2.0)	(1.3)	54
Interest Expense	(1.7)	(2.3)	(26)	(3.2)	(5.9)	(46)

Income Before Inc. Taxes	67.7	95.4	(29)	123.1	189.7	(35)
Income Taxes	24.9	36.3	(31)	45.4	71.0	(36)

Net Income	$42.8	$59.1	(28)	$77.7	$118.7	(35)

Earnings Per Common Share
– Basic	$0.29	$0.35	(17)	$0.52	$0.71	(27)
– Diluted	$0.29	$0.35	(17)	$0.51	$0.69	(26)
Weighted Average Common Shares Outstanding (millions)
– Basic	145.3	167.3		149.6	167.7
– Diluted	148.5	170.9		152.4	171.7
Other Data
– Operating Margin	12.6%	16.5%		12.4%	16.6%
Market Price Per Share
High	$18.38	$30.79		$18.38	$37.98
Low	$12.75	$18.14		$11.30	$18.14
Close	$16.00	$19.48		$16.00	$19.48

The above results reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2003.

Convergys Corporation

Consolidated Balance Sheets

In Millions

(Unaudited)

	June 30, 2003	Dec. 31, 2002
Assets
Cash and Cash Equivalents	$34.1	$12.2
Receivables – Net	318.1	315.2
Other Current Assets	111.0	90.8
Property & Equipment – Net	284.8	298.0
Other Assets	948.9	903.3

Total Assets	$1,696.9	$1,619.5
Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$166.5	$50.7
Other Current Liabilities	443.1	411.3
Other Liabilities	28.4	26.6
Long-Term Debt	4.7	4.6
Common Shareholders’ Equity	1,054.2	1,126.3

Total Liabilities & Shareholders’ Equity	$1,696.9	$1,619.5

Convergys Corporation

Information Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Mo.s Ended June 30,			For the Six Mo.s Ended June 30,
	2003	2002	% Chg.	2003	2002	% Chg.
Revenues:
Data Processing	$111.7	$139.1	(20)	$230.6	$273.0	(16)
Prof. & Consulting	26.6	50.5	(47)	53.4	103.6	(48)
License & Other	15.4	12.5	23	29.0	25.3	15
International	40.9	27.1	51	78.3	60.6	29

External Revenues	194.6	229.2	(15)	391.3	462.5	(15)
Interco. Svcs. for CMG	1.1	2.6	(58)	2.2	5.5	(60)

Total IMG Revenues	195.7	231.8	(16)	393.5	468.0	(16)
Costs & Expenses:
Cost of Providing Services & Products	94.2	107.1	(12)	193.2	217.3	(11)
Selling, General & Admin.	41.0	35.7	15	80.4	70.6	14
Research & Development	22.0	26.2	(16)	43.9	49.5	(11)
Depreciation	7.7	11.0	(30)	15.5	21.0	(26)
Amortization	1.7	1.4	21	3.2	2.8	14

Total Costs & Expenses	166.6	181.4	(8)	336.2	361.2	(7)

Operating Income	$29.1	$50.4	(42)	$57.3	$106.8	(46)

The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2003.

Convergys Corporation

Customer Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Mo.s Ended June 30,			For the Six Mo.s Ended June 30,
	2003	2002	% Chg.	2003	2002	% Chg.
Revenues:
Communications	$226.5	$224.4	1	$456.4	$455.9	—
Technology	47.9	50.0	(4)	102.0	104.0	(2)
Financial Services	34.8	22.7	53	65.8	42.6	54
Other	59.4	46.4	28	108.1	95.2	14

Total CMG Revenues	368.6	343.5	7	732.3	697.7	5
Costs & Expenses:
Cost of Providing Services & Products	230.6	210.5	10	456.3	429.2	6
Selling, General & Admin.	72.6	64.2	13	145.7	132.6	10
Research & Development	1.5	3.0	(50)	2.8	5.9	(53)
Depreciation	17.9	17.9	—	36.3	36.0	1
Amortization	2.2	2.2	—	4.4	4.3	2

Total Costs & Expenses	324.8	297.8	9	645.5	608.0	6

Operating Income	$43.8	$45.7	(4)	$86.8	$89.7	(3)

The operating segment data for the Customer Management Group (CMG) shown above reflects the detailed revenue and expense data for CMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2003.

Convergys Corporation

Reconciliation of Pro Forma Operating Results

(In Millions Except Per Share Amounts)

	Income (Loss) Before Tax	Income Tax (Expense)/ Benefit	Net Income (Loss)	Diluted EPS
Second Quarter 2003:
Results as reported under U.S. GAAP	$67.7	$(24.9)	$42.8	$0.29
Less: Special items	—	—	—	—

Results excluding special items (a non-GAAP measure)	$67.7	$(24.9)	$42.8	$0.29

Year to Date 2003:
Results as reported under U.S. GAAP	$123.1	$(45.4)	$77.7	$0.51
Less: Special items (a)	(9.9)	3.5	(6.4)	(0.04)

Results excluding special items (a non-GAAP measure)	$133.0	$(48.9)	$84.1	$0.55

Second Quarter 2002:
Results as reported under U.S. GAAP	$95.4	$(36.3)	$59.1	$0.35
Less: Special items	—	—	—	—

Results excluding special items (a non-GAAP measure)	$95.4	$(36.3)	$59.1	$0.35

Year to Date 2002:
Results as reported under U.S. GAAP	$189.7	$(71.0)	$118.7	$0.69
Less: Special items	—	—	—	—

Results excluding special items (a non-GAAP measure)	$189.7	$(71.0)	$118.7	$0.69

The schedule above provides a reconciliation of the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non-U.S. GAAP), which excludes special items.

(a)	Reflects the $9.9 equity loss generated from the Company’s investment in the Cellular Partnership, that resulted from the partnership’s settlement of its lawsuit with West Side Cellular Communications, Inc. during the first quarter of 2003.